Exhibit 99.6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read together with our audited financial statements and related notes that are contained in Exhibit 99.1 to this report and the unaudited financial statements and related notes that are contained in Exhibit 99.2 to this report as well as with the unaudited combined pro forma financial information contained in Exhibit 99.3 to this report. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the “Risk Factors” caption of this report. You should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date hereof or to conform these statements to actual results or revised expectations.

Unless otherwise indicated or the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “we,” “us,”“our,” and “Lomond” refer to Lomond Therapeutics Holdings, Inc., and references to “Legacy Lomond” refer to Lomond Therapeutics, Inc.

Overview

We are a biopharmaceutical company focused on the discovery and development of multiple product candidates to address hematological malignancies. We are utilizing a platform offered by Expert Systems, which is powered by AI/ML, to choose molecular mechanisms of pathology and to rationally design, accelerate discovery and optimize development of potential therapies. Our goal is to utilize this AI/ML platform to become a leader in developing novel breakthrough medicines to maximize clinical benefit when treating hematologic malignancies.

Our initial focus is on developing a next-generation inhibitor of FMS-like tyrosine kinase 3, or FLT3, and interleukin-1 receptor-associated kinase 4, or IRAK4, for the treatment of acute myeloid leukemia, or AML.

We have incurred significant operating losses since our inception in 2020. Our net losses were $5.5 million and $1.9 million for the three months ended September 30, 2024 and 2023, respectively. Our net losses were $8.8 million and $5.8 million for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, we had an accumulated deficit of $30.4 million. We do not have any product candidates approved for sale and have not generated any revenue from product sales. To date, we have funded our operations primarily with proceeds from related-party sales of convertible preferred stock, promissory notes and “simple agreements for future equity”, which we call SAFEs. We will incur significant expenses and increasing operating losses for the foreseeable future. Our expenses and capital expenditures will increase substantially in connection with our ongoing activities, particularly if, and as we:

●	Continue our research and development efforts to develop lomonitinib, lonitoclax, and the product candidates licensed from related parties Eil Therapeutics, Inc., or Eil, and Bala Therapeutics, Inc., or Bala, to identify and develop other product candidates and to submit investigational new drug applications, or INDs, for such product candidates;

●	Pay in full the promissory notes issued by us in connection with the Eil license agreement and the Bala license agreement;

●	Conduct preclinical studies and commence clinical trials for our investigational product candidates and future product candidates;

●	Develop processes suitable for manufacturing and clinical development;

●	Continue to develop and expand our manufacturing capabilities;

●	Seek marketing approvals for any product candidates that successfully complete clinical trials;

●	Build commercial infrastructure to support sales and marketing for our product candidates;

●	Expand, maintain and protect our intellectual property portfolio;

●	Hire additional clinical, regulatory and other business personnel; and

●	Operate as a public company, including the remediation of our material weaknesses

We will not generate revenue from sales of any of our product candidates unless and until we successfully complete development and clinical trials and obtain regulatory approvals for one or more of our product candidates. If we obtain regulatory approval for any of our product candidates, we expect to incur significant expenses related to developing our commercialization capability to support the sales, marketing and distribution of our product candidates. Further, we expect to incur additional costs associated with operating as a public company.

As a result, we will need substantial additional funding to support our continuing operations, research and development activities and generally pursue our growth strategy. Until such time as we can generate significant revenue from sales of approved product candidates, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, or other dilutive and non-dilutive capital sources, including collaborations with other companies, and other strategic transactions. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as, and when, needed, we may have to significantly delay, scale back, or discontinue the development and commercialization of one or more of our product candidates.

Because of the numerous risks and uncertainties associated with the development of pharmaceutical products, including lomonitinib and lonitoclax, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve or maintain profitability. Even if we are able to generate sales of our product candidates, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations. See below for a discussion of our financing/funding to date.

The Merger

On November 1, 2024, Venetian 1 Acquisition Corp., Acquisition Sub and Legacy Lomond entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Legacy Lomond, with Legacy Lomond continuing as the surviving corporation and our wholly-owned subsidiary.

We expect to account for the Merger as a reverse recapitalization. Legacy Lomond will be the deemed acquiror for accounting purposes and Lomond Therapeutics Holdings, Inc. will be the successor SEC registrant, meaning that Legacy Lomond’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC. Under this method of accounting, Venetian 1 Acquisition Corp. will be treated as the acquired company for financial statement reporting purposes. The Merger was intended to qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As a result of the Merger, we have become the successor to a public reporting company, which will require the hiring of additional personnel and implementation of procedures and processes to comply with public company regulatory requirements, including the Exchange Act, and customary practices. We expect to incur additional expenses as a public company related to, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Private Placement Offering

Immediately following the Effective Time of the Merger, we issued an aggregate of $43.9 million of our shares of common stock pursuant to a private placement offering and pursuant to the conversion of certain SAFEs issued by Legacy Lomond, which included (i) 8,241,375 shares of our common stock issued and sold at a purchase price of $4.00 per share in cash (the “Offering Price”) pursuant to the Subscription Agreement; (ii) 1,078,124 shares of our common stock at a price of $3.20 pursuant to the conversion of certain simple agreements for future equity, or SAFEs, issued by Legacy Lomond in October 2024, and (iii) 2,083,332 shares of our common stock at a price of $3.60 pursuant to the conversion of certain SAFEs issued by Legacy Lomond in August 2024. The aggregate gross proceeds from the Offering, including the aggregate amount previously received from the issuance of the SAFEs, were $43.9 million (before deducting placement agent fees and expenses of the Offering).

Pursuant to the Subscription Agreement, we may hold one or more subsequent closings prior to November 30, 2024, to sell up to an additional 4,021,125 shares at the Offering Price.

Agreements with Eil and Bala

On October 17, 2024, we entered into the Eil license agreement and the Bala license agreements, respectively, which are described above under the section titled “Business—License Agreements”. The Eil license agreement and the Bala license agreement became effective in October 2024 when we issued promissory notes to Eil and Bala, as the case may be. The principal amount of the promissory notes with Eil and Bala are $1.7 million and $1.2 million, respectively. Each such promissory note bears interest at a rate of 7% per annum, compounded annually and the principal and accrued interest under each note are due and payable on demand at any time after October 17, 2026. Each such promissory note may be repaid without penalty.

Upon the payment in full of the applicable promissory note, Eil and Bala have each agreed to assign to us all of the intellectual property rights covered by the Eil license agreement and the Bala license agreement, as applicable.

SAFEs

In August 2024, we issued “simple agreements for future equity”, or the August SAFEs to related parties, for an aggregate purchase price of $7.5 million in a private financing round. Upon consummation of the Offering, the August SAFEs automatically converted into 2,083,332 shares of common stock.

In October 2024, we issued “simple agreements for future equity,” or the Contribution SAFEs, after converting a $3.5 million capital contribution made in May 2024 by Eilean Therapeutics, LLC, or Eilean, our former parent company. The Contribution SAFEs converted into 1,078,124 shares of common stock upon consummation of the Offering. Such shares are held by TPAV, LLC and entities affiliated with OrbiMed, each of which is a member of Eilean and received an equity distribution from Eilean.

Components of Our Results of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research activities and the development of our proprietary product candidates, including lomonitinib and the product candidates licensed from related parties Eil and Bala, and include:

●	Expenses incurred in connection with the preclinical and clinical development of our product candidates, including development and studies with contract research organizations, or CROs, and consultants;

●	The cost of contract manufacturing organizations, or CMOs, that manufacture drug product for use in our preclinical studies and clinical trials and perform analytical testing, scale-up and other services in connection with our development activities;

●	Costs related to other expenses, which include direct and allocated expenses for insurance and supplies;

●	Costs related to compliance with regulatory and quality requirements; and

●	Payments made under third-party licensing agreements

We recognize external development costs based on an evaluation of the progress to completion of specific tasks using information provided to us by our service providers. This process involves reviewing ongoing contracts, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual costs. Any nonrefundable advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are expensed as the related goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development or those in preclinical development. As a result, we expect that our research and development expenses will continue to increase substantially over the next several years as we advance into clinical development toward potential regulatory approval, as well as conduct translational research efforts and other preclinical development, including submitting regulatory filings for product candidates we may acquire or develop. In addition to the expected increase in related-party research and development costs, we expect that our personnel costs, including costs associated with stock-based compensation, will also increase substantially in the future. In addition, as we advance into clinical trials and, subject to positive data and regulatory approvals, potentially commercialization, we expect to incur additional expenses.

We do not believe that it is possible at this time to accurately project total program-specific expenses through commercialization or any product candidates we may acquire or develop. This is due to numerous factors, some of which are beyond our control, that are associated with the successful development and commercialization of product candidates we may acquire or develop, including the following:

●	The scope, progress, outcome and costs of our preclinical studies and clinical trials for any product candidates we may develop;

●	Making arrangements with third-party manufacturers for preclinical, clinical and commercial supplies of any product candidates;

●	Successful patient enrollment in, and the initiation and completion of clinical trials;

●	Raising additional funds necessary to complete clinical development and the potential commercialization of any other product candidates;

●	Receipt, timing and related terms of marketing approvals from applicable regulatory authorities;

●	The extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	Developing and implementing marketing and reimbursement strategies;

●	establishing sales, marketing and distribution capabilities and launching commercial sales of any products, if approved, whether alone or in collaboration with others;

●	acceptance of any other products, if approved, by patients, the medical community and third-party payors;

●	effectively competing with other therapies and/or changes in the standard of care;

●	obtaining and maintaining third-party coverage and adequate reimbursement;

●	obtaining and maintaining patent, trade secret and other intellectual property protection and regulatory exclusivity for our product candidates;

●	protecting and enforcing our rights in our intellectual property portfolio;

●	significant and changing government regulations; and

●	maintaining an acceptable tolerability profile of the products following approval, if any.

A change in the outcome of any of these factors with respect to the development of any future product candidates could significantly change the costs and timing associated with the development of that product candidate. We may never succeed in obtaining regulatory approval for any product candidate.

General and Administrative Expenses

General and administrative expenses consist primarily of professional fees and stock-based compensation.

We anticipate that our general and administrative expenses will continue to increase in the future as we increase our headcount to support the continued advancement toward potential commercialization and the future development of any product candidates that we may pursue. We also anticipate that we will continue to experience an increase in accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses associated with operating as a public company. Additionally, if we believe a regulatory approval of any product candidate appears likely, we anticipate an increase in payroll and other employee-related expenses as a result of our preparation for commercial operations to market and sell that product candidate.

Interest Expense

Interest expense primarily consists of interest on related-party promissory notes. The notes were assumed by Eilean in December 2023 and are no longer outstanding.

Income Taxes

There were no provisions for income taxes for the years ended December 31, 2022 and 2023 because we have historically incurred operating losses and we maintain a full valuation allowance against our net deferred tax assets.

Results of Operations

Comparison of the three months ended September 30, 2024 and 2023

	Three months ended September 30,
	2024	2023	Variance	% Variance
Operating expenses:
Research and development - related party	$4,000,000	$1,861,756	$2,138,244	115%
General and administrative	616,091	2,459	613,632	24955%
Total operating expenses	4,616,091	1,864,215	2,751,876	148%
Loss from operations	(4,616,091)	(1,864,215)	(2,751,876)	148%
Other expense:
Loss on change in fair value of SAFE liability	(924,479)	-	(924,479)	100%
Interest expense - related party	-	(51,760)	51,760	-100%
Net loss	$(5,540,570)	$(1,915,975)	$(3,264,595)	189%

Operating Expenses

Research and Development Expenses

Research and development expenses increased by $2.1 million, or 115%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The increase of $2.1 million was primarily attributable to the increase of clinical development of lomonitinib in 2024 as compared to 2023.

General and Administrative Expenses

General and administrative expenses increased by $0.6 million, or 24955%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The increase of $0.6 million was primarily attributable to an increase in accounting expenses of $0.2 million, administrative service expenses of $0.2 million, and travel expenses of $0.1 million.

Loss on change in fair value of SAFE liability

Loss on change in fair value of SAFE liability increased by $0.9 million, or 100%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The increase of $0.9 million was attributable to the Company’s issuance of SAFE instruments to investors in the third quarter of 2024.

Interest Expense

Interest expense decrease by $51,760, or 100%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Interest expense consists of interest on related-party promissory notes. The notes were assumed by Eilean in December 2023 and are no longer outstanding as of September 30, 2024.

Comparison of the nine months ended September 30, 2024 and 2023

	Nine months ended September 30,
	2024	2023	Variance		% Variance
Operating expenses:
Research and development - related party	$7,000,000	$5,639,607		$1,360,393	24%
General and administrative	836,663	14,729		821,934	5580%
Total operating expenses	7,836,663	5,654,336		2,182,321	39%
Loss from operations	(7,836,663)	(5,654,336)		(2,182,327)	39%
Other expense:
Loss on change in fair value of SAFE liability	(924,479)	-		(924,479)	100%
Interest expense - related party	-	(152,948)		152,948	-100%
Net loss	$(8,761,142)	$(5,807,284)	$		51%

Operating Expenses

Research and Development Expenses

Research and development expense increased by $1.4 million, or 24%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase of $1.4 million was primarily attributable to the increase of clinical development of lomonitinib in 2024 as compared to 2023.

General and Administrative Expenses

General and administrative expenses increased by $0.8 million, or 5580%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase of $0.8 million was primarily attributable to an increase in legal expenses of $0.2 million, accounting expenses of $0.3 million, administrative service expenses of $0.2 million, and travel expenses of $0.1 million.

Loss on change in fair value of SAFE liability

Loss on change in fair value of SAFE liability increased by $0.9 million, or 100%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase of $0.9 million was attributable to the Company’s issuance of SAFE instruments to investors in the third quarter of 2024.

Interest Expense

Interest expense decreased by $0.2 million, or 100%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. Interest expense consists of interest on related-party promissory notes. The notes were assumed by Eilean in December 2023 and are no longer outstanding as of September 30, 2024.

Liquidity and Capital

Resources

Cash Flows

The following table shows a summary of our cash flows for the periods indicated:

	Nine months ended September 30,
	2024	2023
Net cash used in operating activities	$(8,133,064)	$(2,151,952)
Net cash provided by financing activities	10,950,000	1,740,000
Net (decrease) increase in cash	$2,816,936	$(411,952)

Operating Activities

During the nine months ended September 30, 2024, we used $8.1 million of cash in operating activities. Cash used in operating activities reflects our net loss of $8.8 million and changes in operating assets and liabilities relating to accrued expenses and other current liabilities of $0.2 million, partially offset by non-cash adjustments of $0.9 million. Non-cash adjustments primarily consisted of changes in the fair value of the Company’s SAFE liability of $0.9 million.

During the nine months ended September 30, 2023, we used $2.2 million of cash in operating activities. Cash used in operating activities reflects our net loss of $5.8 million, partially offset by changes in operating assets and liabilities of $3.7 million relating to accrued expenses and other current liabilities.

Financing Activities

During the nine months ended September 30, 2024, financing activities provided $11.0 million of net cash, which was attributable to $7.5 million in capital contributions by Eilean and $7.5 million in proceeds from the issuance of SAFEs to investors, partially offset by $4.0 million in cash provided to Eilean in exchange for promissory notes.

During the nine months ended September 30, 2024, financing activities provided $1.7 million of net cash, attributable to capital contributions by Eilean.

Liquidity and Funding Requirements

Since our inception, we have incurred significant losses in each period and on an aggregate basis. We have not yet commercialized any product candidates. We have not generated cash from our operations, and we do not expect to generate revenue from sales of any product candidates or from other sources for several years, if at all. We have funded our operations primarily from related-party sales of our preferred stock, issuance of promissory notes, and issuance of SAFEs through September 30, 2024.

As of September 30, 2024, we had $3.6 million in cash and cash equivalents and an accumulated deficit of $30.4 million. We expect our expenses to increase substantially in connection with our ongoing research and development activities, particularly as we continue research and development, pursue clinical development of lomonitinib, lonitoclax and a menin inhibitor and repay our promissory notes with Eil and Bala. In addition, we expect to incur additional costs associated with operating as a public company. As a result, we expect to incur substantial operating losses and negative operating cash flows for the foreseeable future.

We believe that our cash and cash equivalents, after the consummation of the Merger and the Offering, will enable us to fund our planned operations for at least twelve months following the date of this report.

Because of the numerous risks and uncertainties associated with research, development and commercialization of product candidates, we are unable to estimate the exact amount of our working capital requirements. Our future funding requirements will depend on, and could increase significantly as a result of, many factors, including:

●	the scope, timing, progress, results and costs of preclinical and clinical development activities;

●	the costs, timing and outcome of regulatory review of product candidates;

●	the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution, for any product candidates for which we receive marketing approval;

●	the costs of establishing and maintaining arrangements with third party manufacturers for preclinical and clinical development activities and commercial supply of products that receive marketing approval, if any;

●	the revenue, if any, received from commercial sale of our approved products, should any product candidates receive marketing approval;

●	the cash requirements of any future acquisitions or discovery of product candidates;

●	the cost and timing of attracting, hiring and retaining skilled personnel to support our operations and continued growth;

●	the cost of implementing operational, financial and management systems;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

●	our ability to establish and maintain collaborations, strategic partnerships or marketing, distribution, licensing or other strategic arrangements with third parties on favorable terms, if at all; and

●	the costs associated with operating as a public company.

A change in the outcome of any of these or other variables with respect to the development of lomonitinib, lonitoclax, a menin inhibitor or any of the other product candidates we may develop, license or acquire in the future could significantly change the costs and timing associated with our development plans. Further, our operating plans may change in the future, and we may need additional funds to meet operational needs and capital requirements associated with such operating plans. Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings or other dilutive or non-dilutive capital sources, which could include collaborations, strategic alliances or licensing arrangements. We currently have no credit facility or committed sources of capital. Adequate additional funds may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our existing stockholders may be diluted, and the terms of these securities may include liquidation or other preferences that could adversely affect the rights of such stockholders. Debt financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research program or product candidates, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Contractual Obligations and Commitments

We do not currently have any material contractual obligations or other commitments except with respect to our promissory notes with Eil and Bala. We entered into the promissory notes with Eil and Bala in October 2024. Such promissory notes each bear interest at a rate of 7% per year, mature on October 17, 2026 and permit early repayment without penalty. The promissory notes have an aggregate principal amount of $2.9 million.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our audited financial statements contained in Exhibit 99.1 to this report, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Research and development costs

Research and development costs consist primarily of cost of subcontractors and materials used for research and development activities, including preclinical studies, clinical trials, materials and supplies, and professional services. The costs of services performed by others in connection with the research and development activities of the Company, including research and development conducted by others, including by our vendors, related parties and third-party service providers on behalf of the Company, is included in research and development costs and expensed as the contracted work is performed. The Company accrues for costs incurred as the services are being provided by monitoring the status of the project and the invoices received from its external service providers. Where contingent milestone payments are due to third parties under research and development arrangements, the milestone payment obligations are expensed when the milestone results are probable to be achieved.

Stock-Based Compensation Expenses

The Company measures its share-based awards, including grants issued by the Company or Eilean to the Company’s employees and non-employees, based on their grant date fair value. The Company’s share-based awards as of September 30, 2024 include common units in its parent, Eilean. The Company records compensation expense for these service-based awards beginning on the grant date over the requisite service period in which the awards are expected to vest on a straight-line basis, subject to a minimum expense amount based on the awards that have vested to date. The common units issued to option holders upon the exercise of option awards are authorized and previously unissued common units of Eilean. Forfeitures are recognized as they occur.

The grant date fair value of employee and non-employee awards are determined using the Black-Scholes option pricing model, which includes inputs such as the fair value of the Company’s common stock, expected term, risk-free rate, expected stock price volatility over the expected term, and expected dividend yield. For all options granted, the Company calculated the expected term based on the simplified method. The Company has no publicly available stock information and therefore, the Company used the historical volatility of the stock price of similar publicly traded peer companies. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company does not anticipate that dividends will be distributed in the near future.

Recent Accounting Pronouncements

Recently issued and adopted/unadopted accounting pronouncements are described in Note 2 to our audited financial statements contained in Exhibit 99.1 to this report.

Emerging Growth Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

In addition, as an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	reduced disclosure about the compensation paid to our executive officers;

●	not being required to submit to our stockholder’s advisory votes on executive compensation or golden parachute arrangements;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes Oxley Act of 2002; and

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We may choose to take advantage of some but not all of these exemptions.

Internal Control Over Financial Reporting

In the preparation of our financial statements to meet the requirements of this report, we determined that material weaknesses in our internal control over financial reporting existed during 2023 and remained unremedied as of December 31, 2023. Such material weaknesses related to having inadequate accounting personnel and controls over the recording of transactions, including those with related parties, to achieve complete, accurate and timely financial accounting, reporting and disclosures, resulting in adjustments to several accounts and disclosures. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We are working to remediate the material weaknesses and are taking steps to strengthen our internal control over financial reporting. The actions that we are taking are subject to ongoing executive management review and will also be subject to audit committee oversight (once constituted). To date, we have hired external financial consultants and plan to add additional resources, technology and headcount as warranted by the growth of the Company. We are still implementing formal policies, processes, and documentation procedures related to our financial reporting process. We will not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If we are unable to successfully remediate the material weaknesses, or if in the future, we identify further material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated.

Quantitative and Qualitative Disclosures and Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.

As of September 30, 2024, we had cash and cash equivalents of $3.6 million, which were primarily invested in money market funds, federal agency notes, corporate debt securities, commercial paper and U.S. treasury bills. The securities in our investment portfolio are not leveraged and are classified as available-for-sale due to their short-term nature. We currently do not engage in hedging activities. Interest income is sensitive to changes in the general level of interest rates; however, due to the nature of these investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our investment portfolio.

Inflation generally affects us by increasing our cost of labor and research and development contracts. We do not believe that inflation has had a material effect on our financial results during the periods presented.